Exhibit 10.2

AGREEMENT AMENDMENT

    THIS AGREEMENT AMENDMENT (“AMENDMENT”), is made and entered into by and between Sharps Compliance Corp., having its principal office at 9220 Kirby Drive, Suite 500, Houston, TX 77054 (hereinafter referred to as the “Company”), and Diana P. Diaz the Company’s Vice President and Chief Financial Officer since June 9, 2010 (hereinafter referred to as the “Executive”).

WITNESSETH

    For and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Executive’s original executed employment agreement, between the Company and the Executive dated June 9, 2010 and amended on, (i) December 2, 2011 (effective November 17, 2011), (ii) March 6, 2012 (effective March 1, 2012) and (iii) September 10, 2015 and as revised by the Company’s Compensation Committee on February 7, 2020 (effective February 14, 2020), herein defined as the “Agreement”, as follows:

The Base Salary referred to in the Agreement (as amended) of $9,615.38 per pay period (twenty-six pay periods per year) is hereby changed to $10,576.92.

The Executive’s title referred to in the Agreement (as amended) is hereby changed to Executive Vice President and Chief Financial Officer (from Vice President and Chief Financial Officer).

    IN WITNESSETH WHEREOF, the parties have executed this Agreement the day and year first written below with the amended provisions noted above being effective April 8, 2021.

EXECUTIVE:
By: /s/ Diana P. Diaz
Diana Diaz
Date: April 8, 2021

COMPANY:
By: /s/ David P. Tusa
David P. Tusa
Title: Chief Executive Officer and President
Date: April 8, 2021